Exhibit 5.1

[LETTERHEAD OF CADES SCHUTTE LLP]

Cades Schutte Building 1000 Bishop Street, Suite 1200 Honolulu, Hawai‘i 96813-4212

March 5, 2018

Alexander & Baldwin, Inc.

822 Bishop Street

Honolulu, Hawaii 96813

Re:	Alexander & Baldwin, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Alexander & Baldwin, Inc., a Hawaii corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof, by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”), of (i) shares of common stock, without par value, of the Company (“Common Stock”), (ii) shares of preferred stock, without par value, of the Company (“Preferred Stock”), which may be issued in one or more series, (iii) depositary receipts representing fractional shares of Preferred Stock (“Depositary Shares”) and which may be issued pursuant to one or more depositary agreements (each, a “Depositary Agreement”) proposed to be entered into between the Company and one or more bank or trust companies to be named in the applicable Depositary Agreement, (iv) warrants to purchase shares of Common Stock or shares of Preferred Stock (“Warrants”), which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into by the Company and one or more warrant agents to be named therein, (v) subscription rights to purchase shares of Common Stock or shares of Preferred Stock (“Subscription Rights”), which may be issued under one or more subscription rights certificates (each, a “Subscription Rights Certificate”) and/or pursuant to one or more subscription rights agreements (each, a “Subscription Rights Agreement”) proposed to be entered into by the Company and one or more subscription agents to be named therein, (vi) purchase contracts (“Purchase Contracts”) obligating the holders thereof to purchase from the Company, and the Company to sell to such holders, shares of Common Stock or shares of Preferred Stock at a future date or dates, which may be issued pursuant to one or more purchase contract agreements (each, a “Purchase Contract Agreement”) proposed to be entered into by the Company and one

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March 5, 2018

or more purchase contract agents to be named therein, (vii) purchase units of the Company (“Purchase Units”), consisting of a stock purchase contract, preferred securities or debt obligations of third parties, including U.S. treasury securities, or any combination of the foregoing, which may be issued pursuant to one or more agreements (each, a “Purchase Unit Agreement”) proposed to be entered into by the Company and one or more purchase unit agents to be named therein, and (viii) such indeterminate number of shares of Common Stock, Preferred Stock or Depositary Shares as may be issued upon conversion, exchange or exercise, as applicable, of any Preferred Stock, Depositary Shares, Warrants, Subscription Rights or settlement of any Purchase Contracts or Purchase Units, including such shares of Common Stock or Preferred Stock as may be issued pursuant to anti-dilution adjustments determined at the time of offering (collectively, “Indeterminate Securities”). The Common Stock, Preferred Stock, Depositary Shares, Warrants, Subscription Rights, Purchase Contracts, Purchase Units and Indeterminate Securities offered pursuant to the Registration Statement are collectively referred to herein as the “Securities”.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions stated herein, we have examined and relied upon the following:

(a) the Registration Statement;

(b) an executed copy of a certificate of Alyson J. Nakamura, Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(c) a copy of the Company’s Amended and Restated Articles of Incorporation certified by the Director of Commerce and Consumer Affairs of the State of Hawaii as of November 9, 2017, and further certified pursuant to the Secretary’s Certificate (the “Articles of Incorporation”);

(d) a copy of the Company’s bylaws, as amended and in effect as of the date hereof and certified pursuant to the Secretary’s Certificate; and

(e) a copy of certain resolutions of the Board of Directors of the Company, adopted on October 24, 2017, certified pursuant to the Secretary’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including those in the Secretary’s Certificate.

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March 5, 2018

We do not express any opinion with respect to the laws of any jurisdiction other than the State of Hawaii (“Hawaii Law”), including the Hawaii Business Corporation Act, chapter 414 of the Hawaii Revised Statutes, as amended (the “HBCA”).

As used herein, “Transaction Agreements” means the Depositary Agreements, the Warrant Agreements, the Subscription Rights Certificates, the Subscription Rights Agreements, the Purchase Contract Agreements, the Purchase Unit Agreements, the certificates or receipts related to any of the foregoing, and any applicable underwriting or purchase agreement.

The opinions stated in paragraphs 1 through 2 below presume that all of the following (collectively, the “general conditions”) shall have occurred prior to the issuance of the Securities referred to therein: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to such Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) the applicable Transaction Agreements shall have been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors of the Company, including any duly authorized committee thereof, shall have taken all necessary corporate action to approve the issuance and sale of such Securities and related matters and appropriate officers of the Company have taken all related action as directed by or under the direction of the Board of Directors of the Company; and (v) the terms of the applicable Transaction Agreements and the issuance and sale of such Securities have been duly established in conformity with the Articles of Incorporation or bylaws of the Company so as not to violate any applicable law, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1. With respect to any shares of Common Stock offered by the Company, including any Indeterminate Securities constituting Common Stock (the “Offered Common Stock”), when (a) the general conditions shall have been satisfied, (b) if the Offered Common Stock is to be certificated, certificates in the form required under the HBCA representing the shares of Offered Common Stock are duly executed and (c) the shares of Offered Common Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Common Stock, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreements, will be duly authorized by all requisite corporate action on the part of the Company under the HBCA and validly issued, fully paid and nonassessable.

Alexander & Baldwin, Inc.

March 5, 2018

2. With respect to the shares of any series of Preferred Stock offered by the Company including any Indeterminate Securities constituting Preferred Stock (the “Offered Preferred Stock”), when (a) the general conditions shall have been satisfied, (b) the Board of Directors of the Company has duly adopted an amendment of the Articles of Incorporation or a resolution in accordance with the HBCA (the “Statement”), (c) the filing of the Statement with the Director of Commerce and Consumer Affairs of the State of Hawaii has duly occurred, (d) if the Offered Preferred Stock is to be certificated, certificates in the form required under the HBCA representing the shares of Offered Preferred Stock are duly executed and (e) the shares of Offered Preferred Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Preferred Stock, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreements, will be duly authorized by all requisite corporate action on the part of the Company under the HBCA and validly issued, fully paid and nonassessable.

The opinions stated herein are subject to the following qualifications:

(a) the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b) no opinions are implied beyond those expressly stated herein;

(c) we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates; and

(d) we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement enforceable against such party in accordance with its terms.

In addition, in rendering the foregoing opinions we have assumed that:

(a) neither the execution and delivery by the Company of the Transaction Agreements nor the performance by the Company of its obligations thereunder, including the issuance and sale of the applicable shares of Common Stock or shares of Preferred Stock by the Company: (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (ii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iii) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iii) with respect to Hawaii Law); and

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March 5, 2018

(b) neither the execution and delivery by the Company of the Transaction Agreements nor the performance by the Company of its obligations thereunder, including the issuance and sale of the applicable shares of Common Stock or shares of Preferred Stock by the Company, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. Our opinions are expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Cades Schutte LLP